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                                                                    EXHIBIT 10.3

                                    FORM OF
                             ZILKHA ENERGY COMPANY

                         LONG-TERM UNIT VALUE PLAN III


         LONG-TERM UNIT VALUE PLAN III between Zilkha Energy Company, a Delaware corporation (hereinafter called the "Corporation") and ___________________ (hereinafter called the "Executive").


I.       PURPOSE

         The purpose of the Zilkha Energy Company Long-Term Unit Value Plan III ("Plan III") is to assist the Corporation in attracting, motivating and rewarding individuals in high level management positions for their individual effort and participation in the Corporation's continued growth.

         Such long-term incentive compensation shall be based upon the issuance and award of Performance Units (defined hereinafter), the value of which shall be related to the appreciation in the value ("Net Worth") of Zilkha Energy Company and certain assets of the Selim K. Zilkha Trust (the "SKZ Trust").

II.      EFFECTIVE DATE/TERM OF PLAN III

         The initial effective date of Plan III shall be January 1, 1995, and shall commence for a period not to exceed three (3) years, thereby terminating December 31, 1997 (the "Plan Term").

III.     ADMINISTRATION

         Plan III shall be administered by Selim K. Zilkha ("SKZ"). In the event of his death or Disability (as defined below), then Michael Zilkha ("MZ") shall assume SKZ's role as the administrator of Plan III, notwithstanding any conflict of interest as a Participant under Plan III, but bearing in mind the same in his administration of Plan III. In such an event, all references to SKZ shall be deemed to be to MZ.

         Subject to the provisions of Plan III, SKZ shall, in his sole discretion, have the authority to interpret and to make determinations pursuant to any provision(s) contained herein, including, but not limited to, the following:

         A. The employee(s) eligible to participate in Plan III (collectively, the "Participants");
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         B.      The Performance Unit(s) to be granted to the Executive;

         C. The date(s) on which such Performance Unit(s) shall be granted;

         D. The terms and conditions on the exercise of such Performance Unit(s); and

         E.      the vesting date(s) of Performance Unit(s) issued hereunder.

         Determination by SKZ shall be final and binding on all Participants included in Plan III, including their respective heirs, successors, assigns, personal representatives and beneficiaries with respect to all matters relating to Plan III.

IV.      ISSUANCE OF PERFORMANCE UNITS

         Notwithstanding the foregoing, and subject to the provisions of
Article VII hereof, for the purpose of Plan III, the Net Worth shall be divided into 100,000 equal units ("Performance Units"). The issuance of Performance Units to all Participants included in Plan III may not exceed an aggregate of ten percent (10%) of the Performance Units, or ten thousand (10,000) Performance Units. In the event that other employees are added as Participants in Plan III, Executive's share of the Performance Units will be diluted as determined by SKZ.

         Pursuant to the above and subject to the aggregate limitation of 10,000 Performance Units to be included in Plan III, Joseph J. Romano, Vice President and Chief Financial Officer, shall be entitled to receive twenty-one and twenty-five one hundredths percent (21.25%) of the Performance Units credited to the Plan during the Plan Term, or 2,125 Performance Units.

V.       ACCOUNTING FOR PERFORMANCE UNITS

         Performance Units granted to Executive shall be credited to a Performance Unit Account (the "Account"), which shall be established and maintained for Executive.

         The Account shall constitute merely an accounting record and shall not require a segregation of the Corporation's assets except as necessary under the Rabbi Trust (as hereinafter defined). Each Performance Unit shall be valued by SKZ pursuant to the terms of Article VII, as of the date that such Performance Units are granted to Executive.

VI. VESTING OF PERFORMANCE UNITS AND FORFEITURE OF PERFORMANCE UNITS AT RETIREMENT, DEATH, TERMINATION WITHOUT "CAUSE" OR TERMINATION FOR "CAUSE"

         Performance Units granted to Executive shall vest according to the following schedule:




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
                 Vesting Schedule                                     Vested Percentage
                 ----------------                                     -----------------
         Termination of Employment Prior to September 15, 1998                0%

         Termination of Employment After September 15, 1998                   50%
         But Prior to September 15, 1999

         Termination of Employment After September 15, 1999                   80%
         But Prior to September 15, 2000

         Termination of Employment After September 15, 2000                  100%

Notwithstanding the above:

A. In the event of death or Disability (as hereinafter defined) prior to the end of the Plan Term, Executive will be deemed to be fully vested in Plan III for all completed years of Plan III and will be entitled to a pro rata vesting of Performance Units for the year in which Executive's death or Disability occurs through the date of Executive's death or Disability. Notwithstanding the terms of Article VIII below and except for the terms of the Rabbi Trust, payment for all such vested Performance Units from all completed years of Plan III shall be made within sixty (60) days of Executive's death or Disability and for any pro rata vested Performance Units attributable to the partial year shall be made within sixty (60) days of the completion of the third party evaluation of Net Worth (described in Article VII below).

B. In the event of death or Disability (as hereinafter defined) after the end of the Plan term, Executive will be deemed to be fully vested in all of Plan III. Notwithstanding the terms of Article VIII below and except for the terms of the Rabbi Trust, payment for all such vested Performance Units from all of Plan III shall be made within sixty (60) days of Executive's death or Disability and if the completion of the third party evaluation of Net Worth has not occurred after the end of the last year of Plan III, then within sixty (60) days of its completion.

C. In the event of Normal Retirement (as hereinafter defined) of Executive from the Corporation or termination of Executive's employment without cause prior to the end of the Plan Term, Executive will be deemed to be fully vested in Plan III for all completed years of Plan III and Executive will be entitled to a pro rata vesting of Performance Units for the year in which Executive's Normal Retirement or termination of Executive's employment without cause occurs, through the date of same. All payments shall be made as set forth in Article VIII.

D. In the event of Normal Retirement of Executive from the Corporation or termination of Executive's employment without cause after the end of the Plan Term, Executive will be deemed to be fully vested in all of Plan III. All payments shall be made as set forth in Article VIII.




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         If any pro rata vesting is necessary in any year of the Plan other than the last year, a third party valuation will be made in order to calculate the pro rata vesting. All pro rata vesting shall be computed in accordance with the following example:

         Should Executive be terminated without cause six (6) months (to be determined by reference to the last full calendar month of employment by Executive) after the start of period of vesting referenced in the vesting
Schedule in Article VI above, Executive will receive one hundred percent (100%) of the Performance Units vested in prior periods that Executive has completed, but any Performance Units vested in the year of termination, e.g. 6 months out of 12 months, would be reduced by fifty percent (50%) of the results of that particular annual period when Executive is no longer employed by Corporation.

For purposes of this Article VI:

A. "Termination of employment for cause" shall mean Executive's discharge from the employ of the Corporation due to any of the following:

         (i) Executive engages in acts of dishonesty or fraud in connection with his services rendered to or on behalf of the Corporation;

         (ii) Executive performs acts or willful malfeasance or gross negligence in a matter of material importance to the Corporation; or

         (iii) Executive engages in other serious misconduct of such a nature that the continued employment of Executive may reasonably be expected to adversely affect the business or properties of the Corporation;

B. "Disability" shall mean Executive's inability to function effectively as an employee of the Corporation due to illness or injury.

C. "Normal Retirement" shall mean age 65 or that age at which Executive is entitled to full Social Security benefits under the law in effect at this time, whichever is earlier; provided, however, SKZ and Executive may agree that Normal Retirement shall begin at an age earlier than the above with respect to Executive without regard to any other Participants in Plan III or the setting of any kind of precedent for any other Participant in Plan III.

         If Executive is terminated for "cause", Executive automatically forfeits all rights in and to Plan III. SKZ shall have sole and uncontrolled discretion with respect to the application of this provision, and such exercise of discretion shall be conclusive and binding upon Executive, his heirs, successors, assigns, personal representatives and beneficiaries and all other persons with respect to termination for "cause".




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VII.     VALUATION OF PERFORMANCE UNITS

         For purposes of determining the value of Performance Units under Plan III, the Net Worth shall be deemed to be $301,064,092 at January 1, 1995. Future valuations of the Net Worth after January 1, 1995 will not include the value of the Corporation's interests in Basic Holdings Limited, a Bahamian corporation, The Magazine Press, Inc., a New York corporation, Pet City Holdings PLC, a company incorporated in England and Wales, and United Park City Mines Company, a Delaware corporation, owned by the Corporation as of December 31, 1994.

         A third party, chosen by SKZ, shall determine the Net Worth of the Corporation and the appreciation in value of certain assets of the SKZ Trust after the third year of Plan III. Unless Net Worth reflects a cumulative increase in the Net Worth after giving effect to the following paragraphs, under which Net Worth must reach a threshold level of Rate of Return on Investment ("ROI") (as hereinafter defined), no awards of Performance Units shall occur during any accrual period during the Plan Term. Such calculation will be made by the Corporation.

         Any capital contributions made by SKZ to the Corporation and the proceeds received by the Corporation from sales of Stock (as defined below) owned by the Corporation as of December 31, 1994 (after giving effect to contributions to the Rabbi Trust), shall be deducted from the calculation of Net Worth, and any capital distribution (with respect to either) made to SKZ by the Corporation shall be added back to the calculation of Net Worth for purposes of Plan III. The threshold level of ROI shall be equal to the average cost of commercial bank capital or other capital acquired similarly paid by the Corporation for each year during Plan Term. If the Corporation has no commercial bank debt during the Plan Term, the published Prime Rate of Morgan Guaranty Bank of New York City, New York will be used for this purpose.

          In the event of additional capital contributions by SKZ or the Corporation's receipt of proceeds from sales of Stock owned by the Corporation as of December 31, 1994 (after giving effect to contributions to the Rabbi Trust) or distributions to SKZ, the ROI calculation shall be prorated and adjusted to reflect any such additional capital exchange, and the Corporation's cost of capital shall be imputed from the date of such additional capital exchange to the valuation date.

         The cumulative increase in Net Worth of the Corporation and the resulting Performance Unit values shall be computed after all adjustments have been performed in accordance with this Article VII.

         "Net Worth" at the end of the Plan Term in accordance with this Agreement will consist of two separate component features:

         A. Net worth less the value of the Corporation's interests in investments acquired during the Plan Term in the stock, equity or other non-liquid forms of ownership in other companies, entities or business ventures owned by the Corporation that are agreed upon by SKZ and all Participants (the "Stock").




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         B.      The value of Stock acquired by the Corporation during the Plan
         Term.

         For purposes of Plan III, Stock shall consist of acquisitions of Stock during the Plan Term as agreed upon by SKZ and all Participants included in Plan III.


VIII.    PAYMENT FOR PERFORMANCE UNITS

         At the end of the Plan Term, subject to the provisions of Articles VI and VII, Executive shall be entitled to receive payment for his vested percentage of Performance Units. Such Performance Units shall be valued pursuant to Article VII and distributed to Executive by the method of payment outlined in this Article VIII.

         Payment to Executive of vested percentage of Performance Units shall be made according to the following schedule:

                          Time                       Percent of Award
                          ----                       ----------------

                 September 15, 1998                           50%

                 September 15, 1999                           30%

                 September 15, 2000                           20%

         If, at the end of the Plan Term, Executive is entitled to be paid under the provisions of Plan III, the payment for his Performance Units shall be in cash and/or Stock as follows:

         A. If the cumulative increase in Net Worth is attributable to cash only, then the payment shall be in cash;

         B. If the cumulative increase in Net Worth is attributable to Stock only, then the payment shall be in Stock; and

         C. If the cumulative increase in Net Worth is attributable to cash and Stock, then the payment shall be in cash and Stock proportionately to the value of cash and Stock represented in the cumulative increase in Net Worth.

         Ten percent (10%) of the shares of Stock acquired by the Corporation during the Plan Term shall be available for distribution for payment of the value of vested Performance Units. If, at a payment date, the Corporation has not sold its interest in any Stock included in Plan III, then the payment to Executive set forth in this Article shall be in cash and Stock so that the value of the payment equals one hundred percent (100%) of the Performance Unit's value vested in Executive. If, at the end of the Plan Term, Executive is entitled to receive an interest in Stock acquired by the Corporation during the




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Plan Term, his share of Stock will become subject to the provisions of that certain Trust Agreement, dated as of October 15, 1992, between the Corporation and Kenneth R. Peak, Trustee (the "Rabbi Trust") as the same may be amended from time to time. Executive will not receive a distribution from the Rabbi Trust until the Stock in the Rabbi Trust is liquidated pursuant to the terms thereof. At liquidation of any of the Stock, Executive shall be entitled to a cash payment equal to one hundred percent (100%) of the Performance Units in such Executive's account held by the Rabbi Trust attributable to such Stock.

         Neither the creation nor maintenance of the Rabbi Trust shall empower Executive, his heirs, successors, assigns, personal representatives or beneficiaries to receive an interest in or right to any Stock held therein until the occurrence of the event above.

IX.      WITHHOLDING

         Upon payment of the Performance Units with respect to which the Corporation is required to withhold taxes, the Corporation may, in its discretion, withhold the appropriate amount from compensation payable to Executive; or, require that other arrangements be made to satisfy the Corporation's withholding requirement.

X.       ALIENATION

         Any Performance Units granted to Executive pursuant to Plan III shall not be transferable by Executive other than upon his death by his will or by the laws of descent and distribution of the State of Texas, which Executive represents and warrants to be his legal state of residence, or upon his Disability to his duly appointed guardian or representative. Specifically, the Performance Units may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Except as set forth above, any attempted assignment, transfer, pledge, hypothecation or other disposition of the Performance Units contrary to the provisions hereof, or the levy of any attachment or similar process under the Performance Units that would otherwise effect a change in the ownership of the Performance Units, shall terminate such Performance Units affected and this Plan III shall be void as to Executive.

XI.      MISCELLANEOUS PROVISIONS

         Executive and no other person shall have any claim or right to be granted a Performance Unit under Plan III. Neither Plan III nor any action taken hereunder shall be construed as giving Executive any right to be retained in the employ of the Corporation.

         Plan III shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Corporation for payment of any benefits hereunder.




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         SKZ may alter or amend Plan III from time to time with the approval of
Executive. No amendment to Plan III may alter, impair or reduce the number of Performance Units vested hereunder without prior written consent of Executive.

         In the event the Corporation is sold, all Performance Units shall be deemed vested and right to receive payment therefore will accelerate and payment made as soon as practicable following the sale.

XII.     SUCCESSIVE PLANS

         On the termination of Plan III, a new plan shall be instituted which shall be named successively Plan IV, Plan V, etc., which will be upon the same terms and conditions of this Plan III and will commence on the termination of the previous plan. The Net Worth of the Corporation for any subsequent plans shall be the Net Worth determined at the end of the term of the preceding plan. The shares of any Stock made subject to the Rabbi Trust for any Plan shall be excluded from the Net Worth determination of all subsequent Plans.

         EXECUTED as of this 15th day of December, 1995, but effective on January 1, 1995.




                                        ZILKHA ENERGY COMPANY

                                        By:
                                           -----------------------
                                           Selim K. Zilkha
                                           Chief Executive Officer


                                           -----------------------
                                           Executive




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